Exhibit 99.1

NextTrip and Blue Fysh Announce Strategic Partnership and Share Exchange Agreement to Drive Mutual Growth

Enables Expanded Audience Reach, Increased Advertising Revenue, Enhanced Sales Efforts, Increased Brand Awareness and Other Strategic Partnership Opportunities

SUNRISE, FL — February 27, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a leading travel technology company, and Blue Fysh Holdings Inc. (Blue Fysh), a premier provider of digital out-of-home (“OOH”) media solutions, announced today that they have entered into a strategic partnership and share exchange agreement. This collaboration is designed to unlock significant commercial benefits for both companies by creating minority ownership between the entities.

The share exchange agreement is expected to drive mutual growth through multiple strategic initiatives, including but not limited to:

Expanded Audience Reach: The partnership will allow both companies to cross-promote their products and services, integrating NextTrip’s FAST Channel (Compass.TV), media platform (TravelMagazine.com), and travel products platform (NextTrip.com) with Blue Fysh’s expertise in digital OOH solutions throughout North America. This integration will significantly broaden their respective customer bases.

Increased Advertising Revenue: By leveraging the combined media assets, NextTrip and Blue Fysh will enhance their ability to broaden reach, deployment, and expect to generate higher advertising fees, providing greater value to advertisers and stakeholders.

Enhanced Sales Efforts: Blue Fysh’s strategic sales relationships will contribute to advertising sales across NextTrip’s media platforms. This includes maximizing the monetization potential of both companies’ digital and physical advertising assets.

Increased Brand Awareness: Blue Fysh’s media relationships and digital displays are anticipated to be utilized to create flash marketing campaigns to raise awareness of NextTrip. These campaigns will highlight NextTrip’s travel products and services as well as its media properties, Compass.TV and Travel Magazine.

Strategic Partnership Opportunities: The agreement facilitates the introduction of each party’s strategic partnerships and relationships, enabling mutually beneficial collaborations that align with both companies’ long-term business objectives.

“This share exchange represents an exciting opportunity for NextTrip and Blue Fysh to leverage each other’s strengths, expand market reach, and create new revenue streams,” said Bill Kerby, chief executive officer of NextTrip. “We believe that this collaboration will drive significant value for both companies and our stakeholders.”

Ron Hrynyk, Chairman of Blue Fysh, added, “By joining forces with NextTrip, we are enhancing our collective ability to deliver impactful advertising and marketing solutions. Our proven success with other media providers has demonstrated the power of strategic media partnerships, and we are excited to bring that expertise and momentum to NextTrip’s Compass TV. We believe this collaboration will unlock new business opportunities, drive audience engagement, and offer innovative media solutions tailored to the evolving needs of our clients.”

The companies anticipate that this strategic alignment will foster innovation, increase revenue potential, and enhance shareholder value for both entities.

Additional information regarding the share exchange and partnership is available in today’s Form 8-K filing available at sec.gov.

About Blue Fysh

Blue Fysh is focused on creating and implementing digital and network solutions that connect people to brands in the places they live, love and work. Blue Fysh has implemented thousands of digital installations in diverse environments enabling media content clients to deliver compelling marketing solutions that connect brands with consumers in high traffic environments. For more information, visit bluefysh.com.

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-driven platform delivering innovative travel booking and travel media solutions. NextTrip Leisure offers individual and group travelers’ vacations to the most popular and sought-after destinations in Mexico, the Caribbean, and around the world. The NextTrip Media platform – Travel Magazine – provides a social media space for viewers to explore, educate, and share their “bucket list” travel experiences with friends. Additionally, NextTrip is launching an end-to-end content ecosystem that utilizes AI-assisted travel planning to capture advertising, build brand awareness, reward loyalty, and drive bookings. For more information and to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, continued development efforts for Compass.TV and the company’s other platforms; market acceptance and use of Compass.TV and NextTrip’s other platforms; NextTrip’s ability to engage influencers to help expand its Compass.TV content and gain additional viewers; changes to NextTrip’s relationship with Dooya; changes in travel, and in particular group travel, trends; changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the company; the overall level of consumer demand for NextTrip’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior in the travel industry; disruption and volatility in the global currency, capital, and credit markets; the financial strength of NextTrip’s customers; NextTrip’s ability to raise additional capital to fund its operations; NextTrip’s ability to implement its business strategy; changes in governmental regulation; NextTrip’s exposure to litigation claims and other loss contingencies; stability of consumer demand for NextTrip’s products; any breaches of, or interruptions in, NextTrip’s information systems; fluctuations in the price, availability and quality of products as well as foreign currency fluctuations; NextTrip’s ability to maintain its Nasdaq listing; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. NextTrip disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC on September 4, 2024 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us